EXHIBIT 99.1

CHOICE ENVIRONMENTAL SERVICES, INC. AND
SUBSIDIARIES AND AFFILIATE

Consolidated Financial Statements and Supplemental Schedules

September 30, 2010 and 2009

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Financial Statements As of September 30, 2010 and 2009

Independent Auditors’ Report

The Stockholders
Choice Environmental Services, Inc.
  and Subsidiaries and Affiliate
Ft. Lauderdale, Florida

We have audited the accompanying consolidated balance sheets of Choice Environmental Services, Inc. and Subsidiaries and Affiliate as of September 30, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Choice Environmental Services, Inc. and Subsidiaries and Affiliate as of September 30, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information included in Schedules I and II is presented for purposes of additional analysis of the basic consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ Kreischer Miller
Horsham, Pennsylvania
February 11, 2011

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Balance Sheets
Years Ended September 30, 2010 and 2009

	2010	2009

ASSETS
Current assets:
Cash	$507,548	$74,634
Accounts receivable, net	3,708,934	4,091,085
Inventories	239,349	195,901
Prepaid expenses	458,014	342,452
Deferred tax asset	181,222	203,808

Total current assets	5,095,067	4,907,880
Property and equipment, net	28,587,565	17,132,628
Goodwill	13,957,814	13,475,314
Intangible assets, net	3,346,920	3,756,552
Deferred financing costs, net	1,570,576	—
Deposits	140,983	188,721

	$52,698,925	$39,461,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$567,443	$12,454,650
Current portion of long-term debt	3,916,441	2,550,574
Current portion of notes payable to related parties	75,261	1,266,791
Current portion of capital lease obligations	25,053	23,156
Accounts payable and accrued expenses	5,830,930	2,945,831

Total current liabilities	10,415,128	19,241,002

Long-term liabilities:
Long-term debt, net of current portion	33,259,456	13,738,920
Notes payable to related parties, net of current portion	1,247,352	122,135
Capital lease obligations, net of current portion	15,543	40,598
Deferred tax liability	1,065,720	511,722

	35,588,071	14,413,375

Stockholders’ equity	6,695,726	5,806,718

	$52,698,925	$39,461,095

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Operations
Years Ended September 30, 2010 and 2009

	2010	2009

Revenue	$44,893,686	$37,533,524
Cost of sales	33,657,272	27,549,105

Gross profit	11,236,414	9,984,419
Operating expenses	7,099,813	5,958,991

Income from operations	4,136,601	4,025,428
Other income (expenses):
Gain (loss) from the sale of property and equipment	(330,173)	34,568
Interest and other, net	(1,913,213)	(1,626,319)

Income before provision for income taxes	1,893,215	2,433,677
Provision for income taxes	(576,584)	(307,914)

Net income	1,316,631	2,125,763
Net loss attributable to noncontrolling interest in VIE	2,803	—

Net income attributable to Choice Environmental Services, Inc. and Subsidiaries	$1,319,434	$2,125,763

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Changes in Stockholders’ Equity
Years Ended September 30, 2010 and 2009

		Series A	Series B	Additional
	Common	Preferred	Preferred	Paid-In	Retained	Noncontrolling
	Stock	Stock	Stock	Capital	Earnings	Interest in VIE	Total

Balance, September 30, 2008	$2,092	$1	$2,191	$5,383,378	$(1,112,607)	$—	$4,275,055
Net income	—	—	—	—	2,125,763	—	2,125,763
Distributions	—	—	—	—	(594,100)	—	(594,100)

Balance, September 30, 2009	2,092	1	2,191	5,383,378	419,056	—	5,806,718
Reverse stock split and repurchase of fractional shares	(1,192)	—	—	(221,799)	—	—	(222,991)
Cancellation of outstanding warrants (Note 10)	—	—	—	(272,742)	—	—	(272,742)
Issuance of warrants (Note 10)	—	—	—	287,310	—	—	287,310
Net income (loss)	—	—	—	—	1,319,434	(2,803)	1,316,631
Distributions	—	—	—	—	(219,200)	—	(219,200)

Balance, September 30, 2010	$900	$1	$2,191	$5,176,147	$1,519,290	$(2,803)	$6,695,726

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Cash Flows
Years Ended September 30, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income	$1,316,631	$2,125,763
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	3,805,103	3,277,320
Allowance for doubtful accounts	(57,913)	(16,237)
(Gain) loss on sale of property and equipment	330,173	(34,568)
Amortization of debt discount	39,735	39,735
Deferred taxes	576,584	307,914
(Increase) decrease in:
Accounts receivable	440,064	(218,345)
Inventories	(43,448)	(127,676)
Prepaid expenses	(115,562)	(127,173)
Deposits	47,738	(67,326)
Increase in:
Accounts payable and accrued expenses	2,885,099	663,870

Net cash provided by operating activities	9,224,204	5,823,277

Cash flows from investing activities:
Purchases of property and equipment	(14,640,923)	(3,281,924)
Acquisition of business	(662,500)	(1,092,300)
Payments for non-compete agreements	(379,608)	—
Proceeds from sale of assets	46,570	56,235

Net cash used in investing activities	(15,636,461)	(4,317,989)

Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	(3,207,980)	(2,684,384)
Proceeds from long-term debt	24,046,058	—
Net proceeds from (repayments of) line of credit	(11,887,207)	1,892,182
Repurchase of fractional shares	(222,991)	—
Deferred financing costs	(1,597,196)	—
Repayments of notes payable to related parties	(66,313)	(58,849)
Distributions	(219,200)	(594,100)

Net cash provided by (used in) financing activities	6,845,171	(1,445,151)

Net increase in cash	432,914	60,137
Cash, beginning of year	74,634	14,497

Cash, end of year	$507,548	$74,634

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,786,805	$1,530,515

Supplemental schedules of noncash investing and financing activities:
Purchase of property and equipment, intangibles, and goodwill through the issuance of debt and common stock	$—	$1,590,000

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements
September 30, 2010 and 2009

(1)	Nature of Business

Choice Environmental Services, Inc. and Subsidiaries (the Company) is a solid waste services company that provides collection, disposal and recycling services in the state of Florida.

(2)	Principles of Consolidation

The consolidated financial statements include the accounts of Choice Environmental Services, Inc. (Choice) and its wholly-owned subsidiaries, Choice Environmental Services of Miami, Inc. (Miami), Choice Environmental Services of Broward, Inc. (Broward), Choice Recycling Services of Broward, Inc. (Broward Recycling), Choice Environmental Services of Miami-Dade, Inc. (Miami-Dade), Choice Environmental Services of Collier, Inc. (Immokalee), Choice Environmental Services of Highlands County (Highlands), and Choice Environmental Services of Lee County (Lee).

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation, provides guidance for the financial accounting and reporting of interests in certain variable interest entities. In accordance with FASB ASC 810, the Company must consolidate an entity that receives support from the Company and does not have sufficient financial resources to support its own activities. The Company consolidates Choice Realty Holdings, LLC (Choice Realty or Affiliate), a related party through common ownership, which purchased commercial real estate from the Company in April 2010 and subsequently began leasing the property back to the Company. Management believes there is no exposure to loss as a result of the Company’s involvement with Choice Realty.

In addition, Choice has an 80% ownership interest in Choice Recycling Services of Miami, Inc. (Recycling). The noncontrolling interest has not been recorded on the accompanying financial statements because the minority stockholder contributed no capital and the noncontrolling interest is not significant to the consolidated financial statements, as of September 30, 2010 and 2009.

All significant intercompany transactions and balances have been eliminated in consolidation.

(3)	Acquisitions

In April 2010, the Company entered into an agreement with Waste Services of Florida (Waste Services) to acquire certain assets of Waste Services. The aggregate purchase price that was capitalized as part of the cost of acquisitions was $662,500. The transaction was accounted for using the purchase method of accounting and the excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill. The fair value of assets acquired from Waste Services is as follows:

Property and equipment	$90,000
Intangible assets	90,000

180,000
Excess of cost over fair value	482,500

Cash paid	$662,500

(4)	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes collection, recycling and disposal revenues as the services are provided.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Accounts Receivable

Accounts receivable arise in the normal course of business and are recorded when services are provided to customers. Accounts are charged to the allowance for doubtful accounts as they are deemed uncollectible based on a periodic review of the accounts. The Company performs ongoing credit evaluations of its customers and certain additional collection proceedings but generally does not require collateral. The allowance for doubtful accounts is estimated based on the historical bad debt expense and a review of the accounts receivable at year end. The allowance for doubtful accounts is $464,673 and $522,586 at September 30, 2010 and 2009, respectively.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Inventories primarily consist of finished goods, primarily recycled paper.

Property and Equipment

Property and equipment are recorded at cost. Major renewals and betterments are capitalized; maintenance and minor repairs and replacements that do not improve or extend the lives of the respective assets are expensed currently. Depreciation is recorded using straight line method over the estimated useful lives of the assets, ranging from 2 to 40 years. When properties are retired or otherwise disposed of, the assets and accumulated depreciation accounts are adjusted accordingly and the gain or loss, if any, arising from disposition, is credited or charged to earnings.

Goodwill

The Company’s goodwill was recorded as a result of the Company’s business acquisitions. The Company has recorded these business acquisitions using the purchase method of accounting. The Company tests its recorded goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, significant negative industry or economic trends and a sustained period where market capitalization, plus an appropriate control premium, is less than stockholders’ equity. During 2010 and 2009 the Company determined that no impairment of goodwill existed because the estimated fair value of each reporting unit exceeded its carrying amount. Future impairment reviews may require write-downs in the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.

Intangible Assets

The Company has non-compete agreements and customer routes that were acquired in acquisitions. Non-compete agreements are amortized on the straight-line basis over their terms of 5 years. Customer routes are amortized on the straight-line basis over their estimated useful lives of 7 years. Amortization expense for the years ended September 30, 2010 and 2009 was $879,240 and $748,531, respectively.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Intangible assets comprised the following at September 30:

	2010	2009

Non-compete agreements	$1,484,705	$1,489,106
Customer routes	4,015,000	3,925,000

	5,499,705	5,414,106
Accumulated amortization	(2,152,785)	(1,657,554)

	$3,346,920	$3,756,552

The estimated amortization for the subsequent five fiscal years is as follows:

Year Ending
September 30,	Amount

2011	$912,826
2012	$858,382
2013	$701,159
2014	$615,326
2015	$195,341

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Certain assets and liabilities are measured at fair value on a nonrecurring basis. The amounts below represent only balances measured at fair value during the year presented and still held as of the reporting date:

	September 30, 2010
Description	Total	Level 1	Level 2	Level 3

Acquisition of business:
Property and equipment	$90,000	$—	$—	$90,000
Intangible assets	90,000	—	—	90,000
Excess of cost over fair value	482,500	—	—	482,500

	$662,500	$—	$—	$662,500

Stock warrant	$287,310	$—	$—	$287,310

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

	September 30, 2009
Description	Total	Level 1	Level 2	Level 3

Acquisition of business:
Property and equipment	$733,238	$—	$—	$733,238
Intangible assets	1,050,000	—	—	1,050,000
Excess of cost over fair value	1,632,300	—	—	1,632,300

	$3,415,538	$—	$—	$3,415,538

Deferred Financing Costs

Deferred financing costs consist of costs incurred with unrelated third parties to obtain debt financing and are amortized over the contractual life of the note in such a way as to result in a constant rate of interest when applied to the outstanding note. Amortization expense on deferred financing costs was $26,620 for the year ended September 30, 2010. The estimated amortization for the subsequent five years is approximately $319,000.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended September 30, 2010 and 2009 was $124,293 and $136,065, respectively.

Income Taxes

Deferred income taxes are recorded to include the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts.

FASB ASC 740, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification, disclosure, and transition. The Company adopted the provisions of FASB ASC 740 on November 1, 2008, and the adoption of FASB ASC 740 did not have a material impact on the Company’s financial statements.

The Company files a federal income tax return and a state return in Florida. With few exceptions, the Company is no longer subject to federal or state income tax examinations by tax authorities for tax years before 2006. It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the Company’s assessment of many factors, including past experience and judgments about future events, the Company has concluded that there are no material uncertain tax positions and the Company does not currently anticipate significant changes in uncertain tax positions over the next 12 months.

Concentrations of Risk

The Company places its cash with financial institutions and, at times, such balances may be in excess of insurance limits provided by the Federal Deposit Insurance Corporation. Management regularly monitors the financial institutions, along with its balance of cash, and attempts to keep this potential risk to a minimum.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the valuation of goodwill and intangible assets and the estimate of the allowance for doubtful accounts. Actual results could differ from those estimates.

Subsequent Events

The Company has performed an evaluation of subsequent events through February 11, 2011, which is the date the financial statements were available to be issued.

(5)  Property and Equipment

Property and equipment comprise the following at September 30:

			Estimated
	2010	2009	Useful Lives

Choice Environmental Services, Inc. and Subsidiaries:
Land	$—	$1,128,119	N/A
Building	—	1,788,867	40 years
Machinery and equipment	9,301,812	8,471,009	2 - 10 years
Vehicles	23,708,300	12,506,836	3 - 10 years
Leasehold improvements	516,179	654,395	3 - 10 years
Office equipment	104,174	75,726	3 - 5 years
Choice Realty:
Land	1,128,119	—	N/A
Building	1,788,867	—	40 years

	36,547,451	24,624,952
Accumulated depreciation	(7,959,886)	(7,492,324)

	$28,587,565	$17,132,628

Depreciation expense for the years ended September 30, 2010 and 2009 was $2,899,243 and $2,528,789, respectively.

In April 2010, the Company sold land and a building to Choice Realty at a contract price of $1,890,000. The effects of this transaction have been eliminated in consolidation.

(6)	Revolving Credit and Term Loans

The Company had a credit facility of $29,000,000, comprised of a $13,000,000 Revolving Credit Note (Revolver), a $3,500,000 Equipment Loan, a $10,000,000 term loan, and a $2,500,000 term loan. The agreement is secured by substantially all the Company’s assets, a stock pledge of the Company’s shares in each of its subsidiaries, stock pledge agreements from certain stockholders, and an assignment of a life insurance policy. The agreement is subject to a prepayment premium and certain financial ratios and customary covenants as set forth in the agreement.

In October 2009, the Company refinanced the Equipment Loan and the $10,000,000 term loan to increase the credit facility to a $14,000,000 term loan. In August 2010, the Company refinanced this term loan into a $16,500,000 term loan.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

As of September 30, 2010, borrowings under the Revolver are $567,443. Under the agreement, the Revolver is subject to an annual renewal on October 1. Borrowings bear interest at the Eurodollar Rate or the Prime Rate plus a variable spread ranging from 200 to 300 basis points, depending upon the Company’s ratio of Total Debt to EBITDA (4.26% at September 30, 2010).

The remaining borrowings outstanding under the agreement are discussed in Note 7.

(7)	Long-Term Debt

Long-term debt consists of the following at September 30:

	2010	2009

Choice Environmental Services, Inc. and Subsidiaries and Affiliate:

Notes payable — finance companies, collateralized by specific equipment, payable in monthly installments aggregating $702, including interest, expiring in August 2013. These notes bear interest at 9.69%.	$21,163	$34,524

Notes payable — banks, collateralized by specific equipment, payable in monthly installments aggregating $31,971, including interest, expiring at various dates through July 2013. These notes bear interest at various rates up to 6.75%.	704,751	1,030,140

Notes payable — to companies as part of financing of acquisitions. These notes are payable to the sellers in monthly and yearly installments of $39,146 and $110,000 respectively, including interest, expiring at various dates through August 2017. These notes bear interest at various rates up to 12.00%.	1,612,657	2,183,840

Notes payable — Comerica Bank per the agreement discussed in Note 6. These notes are payable in monthly installments aggregating $273,176, including interest, expiring in August 2013. The note is recorded net of the unamortized discount in 2009. These notes bear interest at various rates up to 6.75%.	18,577,469	13,040,990

Note payable — Penfund per the agreement discussed in Note 8. The subordinated note is recorded net of the unamortized discount.	14,788,393	—

Choice Realty:

Note payable — Comerica Bank. The mortgage is payable in monthly installments of $10,832, including interest, matures in April 2015 with a balloon payment of remaining principal and accrued interest. The mortgage bears interest at 6% and is secured by commercial real estate and personal guarantees of the stockholders.	1,471,464	—

	37,175,897	16,289,494
Current maturities	(3,916,441)	(2,550,574)

	$33,259,456	$13,738,920

The long-term debt is reflected net of unamortized discounts of $287,310 and $312,476 at September 30, 2010 and 2009, respectively.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Future maturities of long-term debt in each of the next five years are as follows:

Year Ending
September 30,	Amount

2011	$3,916,441
2012	3,770,001
2013	5,484,961
2014	3,252,814
2015	19,564,580
Thereafter	1,474,410

$37,463,207

Interest expense on all indebtedness was $1,820,511 and $1,468,041 for the years ended September 30, 2010 and 2009, respectively.

(8)	Subordinated Credit

In August 2010, the Company entered into a subordinated credit agreement with Penfund Capital Fund III Limited Partnership (Penfund). The agreement established a non- revolving term loan facility in a maximum initial principal amount of $15,000,000. The agreement is secured by substantially all the Company’s assets, a stock pledge of the Company’s shares in each of its subsidiaries, stock pledge agreements from certain stockholders, and an assignment of a life insurance policy. The agreement is subject to a prepayment premium based on an established percentage of the outstanding principal and certain affirmative and negative covenants. Interest accrues and is payable monthly at a rate of 16% per annum. The Company may elect to defer all or any portion of the interest in excess of 12%. At September 30, 2010, the Company has deferred $75,702 of interest. The outstanding principal, plus accrued interest is due in August 2015.

(9)	Related Party Transactions

Solid Waste Resources, Inc.

The majority stockholder of the Company is the sole stockholder of Solid Waste Resources, Inc. The Company has an unsecured note payable with an outstanding balance of $1,200,000 at September 30, 2010 and 2009. The note bears interest at 8.33%. The entire principal balance is due in March 2016. The note is subordinated to the Penfund debt (Note 8) and the credit facility in Note 6.

Due to Stockholders

During the fiscal year ended September 30, 2008, the Company borrowed $300,000 from a stockholder. The note is payable in monthly installments of $7,118, including interest, and matures in May 2012. The note bears interest at 12%. The outstanding balance due the stockholder is $122,613 and $188,926 at September 30 2010 and 2009, respectively.

Operating Lease

The Company leases office space from a related party. Rent expense was $150,000 for the year ended September 30, 2010 and 2009.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

(10) Stockholders’ Equity

At September 30, 2010, the Company’s capital stock consists of:

Class A common stock, $300 par value; 50,000,000 shares authorized; 3 shares issued and outstanding.

Preferred Series A stock, $.001 par value; 1,000 shares authorized, issued and outstanding.

Preferred Series B stock, $.001 par value; 3,100,000 shares authorized; 2,191,000 shares issued and outstanding.

At September 30, 2009, the Company’s capital stock consists of:

Class A common stock, $.01 par value; 50,000,000 shares authorized; 2,092,450 shares issued and outstanding.

Preferred Series A stock, $.001 par value; 1,000 shares authorized, issued and outstanding.

Preferred Series B stock, $.001 par value; 3,100,000 shares authorized; 2,191,000 shares issued and outstanding.

Class A Common Stock

In August 2010, the Company executed a 1 for 300,000 reverse stock split on the Class A common stock of the Company. Subsequent to reverse stock split, Class A common shares were repurchased and retired from stockholders with less than one share. The cost of the transaction was approximately $223,000. Subsequent to year end, litigation was commenced and settled by the Company against certain former stockholders in relation to the reverse stock split of the Class A common shares. The Company brought this litigation in order to provide those stockholders with certain statutorily-mandated appraisal rights inuring to dissenting shareholders.

Series A Preferred Stock

The designated shares of Series A preferred stock are not convertible or exchangeable, and the holder is entitled to dividends, on a pro rata, per share basis equivalent to dividends on the Company’s common stock, if declared and paid. Dividends are not cumulative. The Company cannot redeem Series A preferred stock without the prior written consent of the holder.

Series B Preferred Stock

The designated shares of Series B preferred stock are convertible into Class A common stock, at the option of the holders, at a ratio of 1 share of Series B for 1 share of Class A common stock. Dividends are cumulative at the rate of 10% per annum. Accumulated dividends do not bear interest. At September 30, 2009, $219,200 of dividends were in arrears, which were paid during the fiscal year September 30, 2010.

Voting Rights

The holders of the Class A common stock, Series A preferred stock and Series B preferred stock are entitled to one vote for each share held. Series A preferred stockholders have voting rights to elect a numerical majority of the Board of Directors. Additional voting rights include the ability to approve and disapprove any amendments to corporate by-laws, articles of incorporation or creation of additional classes of stock. Series B preferred stock shares have the same voting rights as the Class A common stock of the Company.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Warrants

In connection with the issuance of the Penfund debt on August 25, 2010, the Company issued a warrant to purchase shares of Class A common shares which represent 5% of the fully diluted shares outstanding of the Company. The Company has valued the warrant at $287,310 using a Black-Scholes pricing model, adjusted for the estimated impact on the value of the restrictions related to the warrant and pricing volatility. The warrant is recorded as a discount on long-term debt obligations and additional paid in capital. The discount is being amortized to interest expense over the term of the warrant.

The following table summarizes information with respect to warrants outstanding and exercisable at September 30, 2009:

	Warrants	Expiration
Exercise Price	Outstanding	Date

$0.010	1,472,000	2/19/14
$0.070	21,429	2/19/14
$7.000	2,936	3/30/14
$0.070	500,000	10/15/14
$0.130	25,000	1/1/15
$0.250	1,000,000	6/1/15
$0.250	500,000	10/1/16
$0.250	1,500,000	10/15/17
$0.355	382,370	11/30/17
$1.000	150,000	12/1/17

	5,553,735

The Company originally valued the warrants outstanding as of September 30, 2009 at $397,346 using a Black-Scholes pricing model, adjusted for the estimated impact on the value of the restrictions related to the warrants and pricing volatility. The warrants were recorded as a discount on long term debt obligations and additional paid in capital. The discount was being amortized to interest expense over the term of the warrants. These warrants were terminated in December 2009.

(11)	Income Taxes

The Company and its wholly-owned subsidiaries file consolidated federal and state of Florida income tax returns. Consolidated income tax expense is apportioned to each company based upon its proportionate share of the consolidated net income.

At September 30, 2010 and 2009, the Company has deferred tax assets of approximately $2.0 and $1.9 million, respectively, and deferred tax liabilities of approximately $2.9 and $2.2 million, respectively. The temporary differences are primarily related to net operating loss carryforwards, depreciation, amortization, and the allowance for doubtful accounts. The provision for income tax differs from the amount of income tax determined by applying U.S. federal and state statutory rates to pretax income because of a loss from the sale of a property to a related entity that creates a permanent difference for income tax purposes.

At September 30, 2010, the Company has net operating losses available to offset future income for federal and state tax purposes of approximately $4.7 million. The federal net operating loss carryforwards will begin to expire in 2024, if not utilized.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

(12)	Commitments and Contingencies

Capital Leases

The Company leases equipment under noncancelable leases, which meet the capital lease criteria as defined by FASB ASC 840-30, Capital Leases. Accordingly, the present value of future minimum lease payments under such leases has been recorded on the accompanying consolidated balance sheets as property and equipment and capital lease obligations.

As of September 30, 2010, the future minimum lease payments are as follows:

Year Ending
September 30,	Amount

2011	$27,368
2012	15,965

43,333
Amount representing interest	(2,737)

Present value of net minimum lease payments	40,596
Current maturities	(25,053)

$15,543

Assets acquired under capital leases are included in property and equipment as follows at September 30:

	2010	2009

Machinery and equipment	$112,736	$112,736
Accumulated depreciation	(55,026)	(38,921)

	$57,710	$73,815

Operating Leases

The Company rents equipment and facilities under operating lease agreements. The leases expire through September 2020. Total rent expense under the operating leases was $1,083,356 and $831,078 for the years ended September 30, 2010 and 2009, respectively. The future minimum lease payments are as follows:

Year Ending
September 30,	Amount

2011	$1,019,138
2012	$1,004,888
2013	$817,068
2014	$691,375
2015	$710,427

Environmental Liability

The Company is subject to liability for any environmental damage, including personal injury and property damage that its solid waste and recycling may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is not presently aware of any situations that it expects would have a material adverse impact on its results of operations or financial condition.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions (or settlements) may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Revenue Adjustments

From time to time, the Company is involved in discrepancies regarding revenue adjustments or chargebacks with its carriers and customers. Although these discrepancies can be material to the Company if not resolved satisfactorily, the Company does not believe that the ultimate resolution of these discrepancies will have a material adverse impact on the Company’s financial position, results of operations or cash flows.

(13)	Subsequent Event

During December 2010, the Company executed a recapitalization of the Company’s capital stock. The Company’s capital stock consists of the following subsequent to the recapitalization:

Class A common stock, no par value; 50,000,000 shares authorized; 1,238,002 shares issued and outstanding. The warrant to purchase the Company’s Class A common stock issued to Penfund by the Company remains outstanding.

Preferred Series A stock, $.001 par value; 228,000 shares authorized, issued and outstanding.

Preferred Series B stock, $.001 par value; 3,100,000 shares authorized; 2,123,000 shares issued and outstanding.

On January 19, 2011, the Company received a letter from Swisher Hygiene, Inc. (Swisher) which expressed an interest in acquiring all of the equity capital interest of the Company. Equity capital interest is defined as all of the Company’s common stock, preferred stock, warrants, options and rights to acquire common stock, preferred stock or any of its other equity capital interests including the warrants and other equity capital interests owned by Penfund or its affiliates. The Company and Swisher are negotiating an Agreement and Plan of Merger.

The Company implemented a 401(k) plan effective January 2011. All full-time employees may become participants in the plan upon obtaining 21 years of age and completing one year of eligible employment. The Company will match 50% of the first 3% of a participant’s compensation.

Schedule I

CHOICE ENVIRONMENTAL SERVICES, INC.
  AND SUBSIDIARIES AND AFFILIATE

Supplementary Information
Consolidating Balance Sheet
Year Ended September 30, 2010

	Choice	Realty	Elimination	Consolidated

ASSETS
Current assets:
Cash	$503,387	$4,161	$—	$507,548
Accounts receivable, net	3,708,934	—	—	3,708,934
Inventories	239,349	—	—	239,349
Prepaid expenses	458,014	—	—	458,014
Deferred tax asset	181,222	—	—	181,222

Total current assets	5,090,906	4,161	—	5,095,067
Property and equipment, net	25,782,211	1,850,625	954,729	28,587,565
Goodwill	13,957,814	—	—	13,957,814
Intangible assets, net	3,346,920	—	—	3,346,920
Notes receivable	376,049	—	(376,049)	—
Deferred financing costs, net	1,570,576	—	—	1,570,576
Deposits	140,983	—	—	140,983

	$50,265,459	$1,854,786	$578,680	$52,698,925

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$567,443	$—	$—	$567,443
Current portion of long-term debt	3,873,572	42,869	—	3,916,441
Current portion of notes payable to related parties	75,261	—	—	75,261
Current portion of capital lease obligations	25,053	—	—	25,053
Accounts payable and accrued expenses	5,820,854	10,076	—	5,830,930

Total current liabilities	10,362,183	52,945	—	10,415,128

Long-term liabilities:
Long-term debt, net of current portion	31,830,861	1,428,595	—	33,259,456
Notes payable to related parties, net of current portion	1,247,352	376,049	(376,049)	1,247,352
Capital lease obligations, net of current portion	15,543	—	—	15,543
Deferred tax liability	1,065,720	—	—	1,065,720

	34,159,476	1,804,644	(376,049)	35,588,071

Stockholders’ equity (deficit)	5,743,800	(2,803)	954,729	6,695,726

	$50,265,459	$1,854,786	$578,680	$52,698,925

Schedule II

CHOICE ENVIRONMENTAL SERVICES, INC.
  AND SUBSIDIARIES AND AFFILIATE

Supplementary Information
Consolidating Statement of Operations
Year Ended September 30, 2010

	Choice	Realty	Elimination	Consolidated

Revenue	$44,893,686	$74,206	$(74,206)	$44,893,686
Cost of sales	33,657,272	—	—	33,657,272

Gross profit	11,236,414	74,206	(74,206)	11,236,414
Operating expenses	7,131,111	42,908	(74,206)	7,099,813

Income from operations	4,105,303	31,298	—	4,136,601
Other income (expenses):
Loss from the sale of property and equipment	(1,284,902)	—	954,729	(330,173)
Interest and other, net	(1,879,112)	(34,101)	—	(1,913,213)

Income (loss) before provision for income taxes	941,289	(2,803)	954,729	1,893,215
Provision for income taxes	(576,584)	—	—	(576,584)

Net income (loss)	$364,705	$(2,803)	$954,729	$1,316,631